                                                                   EXHIBIT 10.31

                                 CONNECT, INC.

                             AMENDED AND RESTATED
                          CHANGE OF CONTROL AGREEMENT

     This Amended and Restated Change of Control Agreement (the "Agreement") is
                                                                 --------
made and entered into effective as of April __, 1998, by and between
Kenneth Ross (the "Employee") and CONNECT, Inc., a Delaware corporation (the
                    --------
"Company").
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                                   RECITALS

     A. It is expected that another company or other entity may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors (the "Board"). The Board recognizes that such consideration can be
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a distraction to the Employee, an executive corporate officer of the Company, and can cause the Employee to consider alternative employment opportunities.
The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Hostile Takeover or a Change of Control (as each are defined below) of the Company.

     B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment with the Company.

     C. The Board believes that it is imperative to provide the Employee with certain benefits upon a Change of Control or a Hostile Takeover and, under certain circumstances, upon termination of the Employee's employment in connection with a Change of Control, which benefits are intended to provide the Employee with financial security and provide sufficient income and encouragement to the Employee to remain with the Company notwithstanding the possibility of such transactions.

     D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided in this Agreement.

     E. The Board, for the reasons set forth above, authorized the Company to enter into Change of Control Agreements with each of its executive corporate officers substantially in the form hereof.

     F. Certain capitalized terms used in the Agreement are defined in Section 4 below.

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

          1.  AT-WILL EMPLOYMENT.  The Company and the Employee acknowledge that
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the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments or benefits, other than as provided by this Agreement, or as may otherwise be available in accordance with the terms of Employee's offer letter from the Company, if applicable, and the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of
(i) the date on which Employee ceases to be employed as an executive corporate officer of the Company, (ii) the date that all obligations of the parties hereunder have been satisfied, or (iii) two (2) years after a Change of Control. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

          2.  HOSTILE TAKEOVER.  Subject to Section 7(1) below, in the event of
              ----------------
a Hostile Takeover and regardless of whether the Employee's employment with the Company is terminated in connection with such takeover, each stock option granted for the Company's securities held by the Employee shall become immediately exercisable and vested, and shall be considered "Vested Shares"
                                                             -------------
under each such stock option, on the effective date of the Hostile Takeover as to 100% of the shares issuable upon exercise of such option and shall be exercisable in full in accordance with the provisions of the Option Agreement and Plan pursuant to which such option was granted; and the Company's right of repurchase with respect to such shares and any shares previously issued upon exercise of stock options held by the Employee shall immediately lapse on such date.

          3.  CHANGE OF CONTROL.
              -----------------

              (a) PAYMENT UPON CHANGE OF CONTROL. Except as limited by Section
                  ------------------------------
7(l) below, the Employee shall be entitled to receive a cash payment equal to
2.99 times his or her total compensation for fiscal 1997 (base salary plus any bonus received) on or prior to the closing of a Change of Control (as defined in
Section 4(a) below); provided however that such payment shall be reduced as follows if the following circumstances apply: (i) if the payment to the Employee would exceed one and one-quarter percent (1-1/4%) of the aggregate value received by the stockholders of the Company in connection with such Change of Control, such payment would be reduced to an amount equal to one and one-quarter percent (1-1/4%) of such aggregate value, and (ii) if the aggregate value received by the stockholders of the Company in connection with such Change of Control was equal to or less than $25,000,000, such payment would be reduced to zero.

              (b) TERMINATION FOLLOWING A CHANGE OF CONTROL.  Subject to Section
                  -----------------------------------------
7(1) below, if the Employee's employment with the Company is terminated at any time within two (2) years after a Change of Control, then the Employee shall be entitled to receive severance benefits as follows:

                  (i) VOLUNTARY RESIGNATION. If the Employee voluntarily resigns
                      ---------------------
from the Company (other than as an Involuntary Termination (as defined below), or if the Company terminates the Employee's employment for Cause (as defined below), then the Employee shall not be entitled to receive severance payments. The Employee's benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

                  (ii) INVOLUNTARY TERMINATION.  If the Employee's employment is
                       -----------------------
terminated as a result of an Involuntary Termination other than for Cause, the Employee shall be entitled to receive the following benefits: (i) monthly severance payments during the period from the date of the Employee's termination until the date 12 months after the effective date of the termination (the "Severance Period") equal to the monthly salary which the Employee was receiving
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immediately prior to the Change of Control; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Employee's "target bonus" (as defined below) for the fiscal year in which the termination occurs; (iii) continuation of health and life insurance benefits through the end of the Severance Period substantially identical to those to which the Employee was entitled immediately prior to the Change of Control; (iv) each stock option held by the Employee shall become immediately exercisable and vested, and shall be considered "Vested Shares" under each such stock option, on the date of
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termination as to 100% of the shares issuable upon exercise of such option and shall be exercisable in full in accordance with the provisions of the Option Agreement and Plan pursuant to which such option was granted; and the Company's right of repurchase with respect to such shares and any shares previously issued upon exercise of stock options held by the Employee shall immediately lapse on such date; and (v) outplacement services with a total value not to exceed $15,000. The severance payments described in subsections (i) and (ii) above shall be paid during the Severance Period in accordance with the Company's standard payroll practices. For purposes of this Agreement, the term "target
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bonus" shall mean that percentage of the Employee's base salary that is
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prescribed by the Company under its Management Bonus Program as the percentage of such base salary payable to the Company as a bonus if the Company pays bonuses at one-hundred percent (100%) of its operating plan.

                  (iii)  INVOLUNTARY TERMINATION FOR CAUSE.  If the Employee's
                         ---------------------------------
employment is terminated for Cause, then the Employee shall not be entitled to receive severance payments. The Employee's benefits will be terminated under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

          (b) TERMINATION APART FROM A CHANGE OF CONTROL.  In the event the
              ------------------------------------------
Employee's employment terminates for any reason, either prior to the occurrence of a Change of Control or after the two year period following the effective date of a Change of Control, then the Employee shall not be entitled to receive any severance payments under this Agreement. The Employee's benefits will be terminated under the terms of the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination or as otherwise determined by the Board of Directors of the Company.

          4.  DEFINITION OF TERMS.  The following terms referred to in this
              -------------------
Agreement shall have the following meanings:

              (a) CHANGE OF CONTROL.  "Change of Control" shall mean the
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occurrence of any of the following events:

                  (i) OWNERSHIP. Any "Person" (as such term is used in Sections
                      ---------       ------
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act),
             ----------------
directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board of Directors of the Company; or

                  (ii) MERGER/SALE OF ASSETS. A merger or consolidation of the
                       ---------------------
Company, whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in holders of more than fifty percent (50%) of the voting power represented by the voting securities of the Company outstanding immediately prior thereto continuing to hold (either by the voting securities remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity outstanding immediately after such merger or consolidation, or the Company sells all substantially all of the Company's assets.

                  (iii) CHANGE IN BOARD COMPOSITION. A change in the composition
                        ---------------------------
of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall
                                                    -------------------
mean directors who either (A) are directors of the Company as of the date of this Agreement or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

              (b) CAUSE.  "Cause" shall mean (i) gross negligence or willful
                  -----    -----
misconduct in the performance of the Employee's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company; or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

              (c) HOSTILE TAKEOVER. "Hostile Takeover" shall mean a transaction
                  ----------------   ----------------
or series of transactions that results in any person becoming the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board of Directors of the Company.

              (d) INVOLUNTARY TERMINATION. "Involuntary Termination" shall
                  -----------------------   -----------------------
include any termination by the Company other than for Cause and the Employee's voluntary termination, following (i) a material reduction or change in job duties, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements; (ii) any reduction of the Employee's base compensation (other than in connection with a general decrease in base salaries for most officers of the Company and any successor corporation); or (iii) the Employee's refusal to relocate to a facility or location more than 50 miles from the Company's current location.

          5.  SUCCESSORS.  Any successor to the Company (whether direct or
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indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

          6.  NOTICE.    Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Employee shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          7.  MISCELLANEOUS PROVISIONS.
              ------------------------

              (a) NO DUTY TO MITIGATE.  The Employee shall not be required to
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mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that the Employee may receive from any other source.

              (b) WAIVER. No provision of this Agreement shall be modified,
                  ------
waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

              (c) WHOLE AGREEMENT. No agreements, representations or
                  ---------------
understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void. Effective upon the executive of this Agreement, that Change of Control Agreement between Employee and the Company dated June 11, 1997 is declared null and void and is hereby amended and restated in its entirety as set forth in this Agreement.

              (d) CHOICE OF LAW.  The validity, interpretation, construction and
                  -------------
performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

              (e) SEVERABILITY. If any term or provision of this Agreement or
                  ------------
the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

              (f) ARBITRATION.  Any dispute or controversy arising under or in
                  -----------
connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Santa Clara, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

              (g) LEGAL FEES AND EXPENSES. The parties shall each bear their own
                  -----------------------
expenses, legal fees and other fees incurred in connection with this Agreement.

              (h) NO ASSIGNMENT OF BENEFITS. The rights of any person to
                  -------------------------
payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

              (i) EMPLOYMENT TAXES. All payments made pursuant to this Agreement
                  ----------------
will be subject to withholding of applicable income and employment taxes.

              (j) ASSIGNMENT BY COMPANY. The Company may assign its rights under
                  ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

              (k) COUNTERPARTS.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

              (l) LIMITATION ON PAYMENTS. In the event that the severance and
                  ----------------------
other benefits provided for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue
-------------------
Code of 1986, as amended (the "Code") and (ii) but for this Section, would be
                               ----
subject to the excise tax imposed by Section 4999 of the Code, then the Employee's benefits under Sections 2 and 3 shall be payable either:

                  (a)  in full, or

                  (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits under Sections 2 and 3, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 7(1) shall be made in writing by the Company's independent public accountants (the "Accountants"), whose
                                               -----------
determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this
Section 7(1), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 7(1).

     Each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

CONNECT, INC.                                   KENNETH ROSS


/s/ CONNECT, INC.                               /s/ KENNETH ROSS
____________________________________            ________________________________

By:_________________________________

Title:______________________________